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                                                                      EXHIBIT 23



                          INDEPENDENT AUDITORS' CONSENT



       We consent to the incorporation by reference of our report dated January 26, 1998, relating to our audit of the financial statements of Shoffner Industries, Inc., for the years ended December 31, 1997 and 1996, and incorporated in the Amendment to Current Report on Form 8-K/A of Universal Forest Products, Inc., dated June 12, 1998, in the Registration Statement No. 33-1465835 on Form S-8.






APPLE, BELL, JOHNSON & CO., P.A.
Certified Public Accountants
Burlington, North Carolina
June 12, 1998












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